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                                                                EXHIBIT 99.2

                        INTERNATIONAL JENSEN INCORPORATED
                        PRESS RELEASE DATED MAY 14, 1996


Lincolnshire, IL, May 14, 1996 -- International Jensen Incorporated ("IJI") (Nasdaq National Market: IJIN) announced today that a federal district court in Chicago entered the following temporary restraining order against Emerson Radio Corp., and its President Eugene Davis ("Defendants"):

     "Defendants and all persons acting in concert with them are enjoined from further solicitation of Jensen shareholders or their representatives until Emerson has filed a Proxy Statement with the SEC which complies with the provisions of Regulation 14A of the Securities Exchange Act of 1934; from making further solicitation containing false or misleading statements of material fact or material omissions; and from disclosing confidential information in violation of the Confidentiality Agreement."

The order was entered on Monday, May 13, 1996 in a case which IJI had filed on Friday, May 10, 1996 complaining of allegedly improper proxy solicitation, misleading statements and disclosure of IJI's confidential information.

A Special Committee of the IJI Board of Directors is considering the Emerson proposals to acquire IJI described in Emerson's May 13, 1996 press release and IJI is continuing to work on the proxy materials relating to the Recoton transaction.

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